UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2010
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51838	33-1117834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10022 (Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
800 Second Avenue, New York, NY 10017
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Upon receipt of approval of the proposed amendment to the Company’s 2005 Stock Incentive Plan by the registrant’s shareholders at its December 15, 2010 annual meeting of shareholders, the registrant adopted the Amended and Restated 2005 Stock Incentive Plan in the form attached as Appendix A to its proxy statement filed with the Securities and Exchange Commission on November 17, 2010.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The registrant held its annual meeting of shareholders on Wednesday, December 15, 2010. At the meeting, the registrant’s shareholders took the following actions:
          (i) The shareholders elected six directors to serve as members of our Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all nominees:

Nominee	Votes For	Votes Withheld
William L. Yde III	12,563,371	1,112,082
Dale C. Arfman	12,563,571	1,112,882
Gary O. Benson	12,901,809	773,644
Shane E. Coppola	13,529,206	146,247
William M. Mower	8,916,378	4,759,075
Stuart R. Romenesko	13,579,969	95,484
          (ii) The shareholders approved an amendment to the Company’s 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,800,000 shares to 2,400,000 shares. There were 15,273,126 votes cast for the proposal; 964,906 votes were cast against the proposal; 38,866 votes abstained; and there were no broker non-votes.
          (iii) The shareholders ratified the appointment of BDO Audit (NSW-VIC) Pty Ltd as the independent registered public accounting firm of the registrant for the fiscal year ending June 30, 2011. There were 16,274,948 votes cast for the proposal; 1,183 votes were cast against the proposal; 767 votes abstained; and there were no broker non-votes.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Appendix A to proxy statement filed with the Securities and Exchange Commission on November 17, 2010).
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc.
Date: December 20, 2010	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer,
Chief Financial Officer and Treasurer